                                                                     EXHIBIT 2.8

                           STOCK ACQUISITION AGREEMENT

         This STOCK ACQUISITION AGREEMENT (the "Agreement"), is made and entered into as of January 31, 2000, by and among OrbitTravel.com, Corporation ("Buyer") a Delaware corporation formerly known as Divot Golf Corporation, with its executive office located at One Union Square South Suite 10-F, New York, NY 10003, USA, and Wilhelmina Artist Management LLC, a New York limited liability company ("Seller"), with its executive office located at 300 Park Avenue South, Second Floor, New York, NY 10010.

                                    RECITALS
                                    --------

I. Seller owns 1,000 shares of common stock of WilhelminaTravelFile.com, Inc. ("WTF"), a Delaware corporation, which constitutes all issued and outstanding shares of capital stock of WTF (such shares hereinafter referred to as the "WTF Stock"); and

II. Seller desires to exchange its WTF stock for shares of the Buyer's common stock in a tax free transaction in accordance with the terms and subject to the conditions set forth in this Agreement (the "Acquisition").

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

SECTION 1. PURCHASE AND SALE OF SECURITIES
------------------------------------------

1.1      Acquisition of Stock: Subject to the terms and conditions hereof, at
         --------------------
         the Closing (as hereinafter defined), Seller will transfer to Buyer, and Buyer will receive from Seller, all right, title and interest of Seller in the WTF Stock.

1.2      Consideration: The aggregate acquisition consideration (the
         -------------
         "Acquisition Consideration") for the WTF stock shall be a number of shares of Buyer's common stock, .001 par value, equivalent to ten percent (10%) of the issued and outstanding shares of Buyer on a fully diluted basis (calculated as of the Closing Date) and rounded to the nearest whole share, to be issued to Seller at the Closing (the "Buyer Stock").

1.3      The Closing: The closing of the Acquisition (the "Closing") will take
         -----------
         place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in
         Article 6, at the offices of Buyer located at One Union Square South, Suite 10-J, New York, New York 10003, unless another place or time is agreed to by the parties. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Acquisition to be consummated in accordance with the relevant provisions of applicable law. The parties currently intend that the Closing Date will occur on or prior to January 28, 2000.

         (a)      Procedure at the Closing: At the Closing, the parties agree
                  ------------------------
                  that the following shall occur:

                  (i) The parties shall have satisfied each of the conditions set forth in Sections 5 and 6, and shall deliver any and all documents required by such Sections, unless such delivery is waived.

                  (ii) Seller will assign and transfer to Buyer all of Seller's right, title, and interest in and to the WTF Stock by delivering to Seller a certificate or certificates representing the WTF Stock, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.

                  (iii) Buyer shall execute, provide and deliver to Seller a certificate or certificates representing the Buyer Stock, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer stamps, if any, attached.

1.4      Taking of Necessary Action; Further Action: If, at any time after the
         ------------------------------------------
         Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the WTF Stock, or to vest Seller with full right, title, and possession to the Buyer Stock, the officers and directors of both Buyer and Seller are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER
---------------------------------------------------

         Seller hereby represents and warrants to Buyer as follows:

2.1      Organization, Standing, and Power: Seller is a limited liability
         ---------------------------------
         company duly organized, validly existing, and in good standing under the laws of the State of New York.

         (a) WTF is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; has all requisite corporate power to own, lease, and operate its properties and to carry on its business as currently being conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, or operations (a "Material Adverse Effect") of WTF; and WTF does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, or other business association or entity. WTF is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

2.2      WTF Capital Structure: The authorized capital stock of WTF consists of
         ---------------------
         One Thousand (1,000) shares of WTF Common Stock, $1.00 par value, of which Five Hundred (500) shares are issued and outstanding and are held of record by Seller. All outstanding shares of WTF Stock have been duly authorized and validly issued, are fully paid and nonassessable, and are subject to no preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation, or Bylaws of WTF or any agreement to which WTF is a party or by which it is bound. Seller owns all of the issued and outstanding capital stock of WTF free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any contract or agreement to grant any of the foregoing ("Liens"). The delivery of a certificate or certificates at the Closing representing the WTF Stock will transfer to Buyer good and valid title to the WTF Stock, free and clear of all Liens.

         (a) There are (i) no equity securities of any class of WTF or any securities exchangeable into or exercisable for such equity securities issued, reserved for issuance, or outstanding and
                  (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which WTF is a party or by which it is bound obligating WTF to issue, deliver, sell, repurchase, or redeem, or cause to be issued, delivered, sold, repurchased, or redeemed, any equity securities of WTF or obligating WTF to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment, or agreement.

2.3      Authority: Seller has all requisite corporate power and authority to
         ---------
         enter into this Agreement and the other documents required to be executed and delivered by Seller hereunder (collectively, the "Seller Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Seller Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the other Seller Transaction Documents have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

         (a) The execution and delivery by Seller of this Agreement and the other Seller Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with, or result in any violation or breach of any provision of the Certificate of Formation or Operating Agreement of Seller, or the Certificate of Incorporation or Bylaws of WTF, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation, or acceleration of any material obligation or loss of any benefit under any note, mortgage, indenture, lease, contract, or other agreement or obligation to which Seller or WTF is a party or by which Seller or WTF or any of their properties or assets may be bound; (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Seller or WTF or any of their properties or assets; or (iv) require Seller or WTF to obtain any consent, approval, or action of, make any filing with or give any notice to any entity or person as a result or under the terms of any contract or agreement to which Seller or WTF is a party or by which their properties or assets are bound, except in the case of (ii) and (iii) for such violations, breaches, defaults, rights, or conflicts which would not be reasonably likely to have a Material Adverse Effect on WTF or materially affect the ability of Seller to consummate the transactions contemplated by this Agreement in accordance with its terms, and, except in the case of (iv) for such consents, approvals or actions which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on WTF or materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement in accordance with its terms.

         (b) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental entity is required by Seller or WTF in connection with the execution and delivery of this Agreement or the other Seller Transaction Documents or the consummation of the transactions contemplated hereby or thereby except for such consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on WTF or materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement in accordance with its terms.

2.4      Absence of Undisclosed Liabilities: WTF was formed on January 14, 2000,
         ----------------------------------
         and does not have any liabilities, either accrued or contingent, and whether due or to become due.

2.5      Absence of Certain Changes or Events: Since the date of its formation,
         ------------------------------------
         WTF has conducted its business in the ordinary course and in a manner consistent with past practices, and has not suffered any event or occurrence that has had or could reasonably be expected to have a Material Adverse Effect on WTF;

2.6      Taxes: Any and all federal, state and other tax returns and reports
         -----
         required to be filed by WTF have been duly filed and all taxes and other assessments and levies (including all interest and penalties) which may be owed by WTF as of the date of this Agreement have been paid in full.

2.7      Intellectual Property: WTF owns, or is licensed or otherwise possesses
         ---------------------
         legally enforceable rights to use, all patents, trademarks, trade names, service marks, and copyrights, and any applications for and registrations of such Intellectual Property, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are necessary to conduct the business of WTF as currently conducted.

2.8      Contracts: WTF is a party to a binding agreement with the Seller that
         ---------
         provides an exclusive license for the electronic distribution via the Internet of certain travel related information (the "License Agreement"), a true and accurate copy of which is attached hereto as Exhibit "A" and by this reference incorporated herein. WTF is not a party or subject to any other binding agreements, obligations, or commitments, written or oral:

         (a) that call for any fixed and/or contingent payment or expenditure or any related series of fixed an/or contingent payments or expenditures by or to WTF totaling more than $25,000.00 in any calendar year;

         (b) with agents, advisors, salesmen, representatives, contractors, or consultants that are not cancelable by it on no more than thirty (30) days notice and without liability, penalty, or premium;

         (c) that restricts WTF from carrying on anywhere in the world its business or any portion thereof as currently conducted;

         (d) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution, or otherwise);

         (e) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor, or otherwise in respect of the obligation of any other person or entity;

         (f) for any line of credit, standby financing, revolving credit, or other similar financial arrangement;

         (g) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any WTF products.

         WTF is not in material default under or in material breach or violation of, nor is there any valid basis for any claim of material default by WTF under, or material breach or violation by WTF of, any contract, commitment, or restriction to which WTF is a party or by which WTF or any of its properties or assets is bound (including the License Agreement). To WTF's or Seller's knowledge, no other party is in material default under or in material breach or violation of, nor is there any valid basis for any claim of material default by any other party under any contract, commitment, or restriction to which WTF is a party or by which WTF or any of its properties or assets is bound.

2.9      Compliance with Laws: WTF has complied in all material respects with,
         --------------------
         is not in material violation of, and has not received any notices of violation with respect to, any statute, law, or regulation applicable to the ownership or operation of its business.

2.10     Litigation: There is no action, suit, proceeding, claim, arbitration,
         ----------
         or investigation pending before any agency, court, or tribunal, or, to Seller's and WTF's knowledge, threatened against WTF or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree, or order against WTF or, to Seller's or WTF's knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on WTF.

2.11     Restrictions on Business: There is no agreement, judgment, injunction,
         ------------------------
         order, or decree binding upon WTF which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of WTF or the conduct of its business as currently conducted.

2.12     Governmental Authorization: WTF has obtained each governmental consent,
         --------------------------
         license, permit, grant, or other authorization of a governmental entity that is required for the operation of the business of WTF as currently conducted except for those which, if not obtained, would not be reasonably likely to have a Material Adverse Effect on WTF.

2.13     Broker's and Finder's Fees: Seller has not incurred, nor will it incur,
         --------------------------
         directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.14     Investment Representations:
         --------------------------

         (a) The Buyer Stock is being acquired for Seller's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or other applicable securities laws.

         (b) Seller is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

         (c) Seller shall abide by the lockup provisions concerning the Buyer Stock set forth in Section 3.4(b) of this Agreement.

2.15     No Misrepresentation: No representation or warranty by Seller in this
         --------------------
         Agreement, and no written statement, certificate, or schedule furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.



SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER
--------------------------------------------------

         Buyer represents and warrants to Seller as follows:

3.1      Organization, Standing, and Power: Buyer is a corporation duly
         ---------------------------------
         organized and validly existing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted.

3.2      Authority: Buyer has all requisite corporate power and authority to
         ---------
         enter into this Agreement and the other documents required to be executed and delivered by Buyer hereunder (collectively, the "Buyer Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the other Buyer Transaction Documents to which they are parties have been duly executed an delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, or other similar laws and other similar laws affecting creditors' rights generally, and
         (ii) general principles of equity.

         (a) The execution and delivery by Buyer of this Agreement and the other Buyer Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not:
                  (i) conflict with, or result in any violation or breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Buyer, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation, or acceleration of any material obligation or loss of any benefit under any note, mortgage, indenture, lease, contract, or other agreement or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound; (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer or any of its properties or assets; or
                  (iv) require Buyer to obtain any consent, approval, or action of, make any filing with, or give any notice to any entity or person as a result or under the terms of any contract or agreement to which Buyer is a party or by which their properties or assets are bound, except in the case of (ii) and
                  (iii) for such violations, breaches, defaults, rights, or conflicts which would not be reasonably likely to have a Material Adverse Effect on Buyer and its parents and subsidiaries, taken as a whole, or materially affect the ability of Buyer to consummate the transactions contemplated by this Agreement in accordance with its terms.

         (b) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity (as defined in Section 8.2) is required by Buyer in connection with the execution and delivery of this Agreement or the other Buyer Transaction Documents or the consummation of the transactions contemplated hereby or thereby except for such consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Buyer or materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement in accordance with its terms.

3.3      Investment Representations:
         --------------------------

         (d) The WTF Stock is being acquired for Buyer's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or other applicable securities laws.

         (e) Buyer is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

3.4      The Buyer Stock: The Buyer Stock to be issued in accordance with the
         ---------------
         terms and provisions of this Agreement will be duly authorized, validly issued, fully paid, and non-assessable.

         (a)      Registration: As soon as practicable (but in no event later
                  ------------
                  than sixty (60) days following the Closing, Buyer shall prepare and file with the Securities and Exchange Commission ("SEC") a form SB-2, registering 100% of the Buyer Stock issued to Seller in accordance with this Agreement, and Buyer shall use its best efforts to have such Registration Statement declared effective by the SEC within ninety (90) days following the Closing. Following the effective registration of the Buyer Stock, such shares shall be freely tradable under the federal securities laws and any applicable state "blue sky" laws, and shall not be "restricted securities" as defined in Rule 144 of the Securities Act of 1933 ("Rule 144").

3.5      Brokers' and Finders' Fees: Buyer has not incurred, nor will it incur,
         --------------------------
         directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 4. ADDITIONAL AGREEMENTS
--------------------------------

4.1      Limitation on Trading/Staggered Lockup. In consideration for Buyer
         --------------------------------------
         performing its obligation to register the Buyer Stock issued to Seller pursuant to this Agreement, the Seller hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of ("Trade") such Buyer Stock or other securities exercisable or exchangeable for, or convertible into, Buyer Stock, except as follows:

         (i) The Buyer Stock shall be subject to a "Staggered lockup," such that the Seller may only Trade up to twenty five percent (25%) of the aggregate amount of its initially issued registered Buyer Stock at the following times: (1) immediately following the effective date of Registration; (2) ninety (90) days following the effective date of Registration; (3) one hundred eighty (180) days following the effective date of Registration; and (4) any amount of Buyer Stock two hundred seventy (270) days following the effective date of Registration; and

         (ii) In accordance with such other limitations as may be imposed upon the shares by applicable governmental regulations.


4.2      Confidentiality: "Confidential Information" as used in this Agreement
         ---------------
         shall mean any information, not generally known in the trade or industry, which was obtained from the parties to this Agreement, or which was learned, discovered, developed, conceived, originated, or prepared during or as a result of any performance hereunder and which falls within the following general categories: (i) information relating to trade secrets of the parties; (ii)information relating to existing or contemplated products, services, technology, designs, computer systems, computer software and research, or developments of the parties; (iii) information relating to business plans, sales or marketing methods, methods of doing business, customer lists, customer usages and/or requirements, names of sales representatives, and supplier information of the parties; (iv) information relating to proprietary computer software not generally known to the public; and
         (v) any other confidential information that the parties may wish to protect by patent, copyright, or by keeping such information secret and confidential.

         (a) The party which receives confidential information from the other party agrees to maintain such information in secrecy at all times, and to take reasonable steps, including such steps as it takes to protect its own proprietary information, prior to and (if applicable) after termination of this Agreement, to prevent the duplication or disclosure of any such confidential and proprietary information, other than by or to its own employees or agents who must have access to such information to perform such party's obligations hereunder. Information of either party shall not be subject to the obligations imposed by this Section if such information is publicly available or is lawfully obtained by the disclosing party from another source free of restrictions or is independently developed by the disclosing party.

4.2      Expenses: Regardless of whether the transaction provided for herein is
         --------
         consummated, all fees and expenses incurred in connection with such share exchange including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

4.3      Public Disclosure: Following the execution of this Agreement, the
         -----------------
         parties shall agree to the text of the initial public disclosure to be made concerning the transaction discussed in this Agreement. The parties shall further agree on the timing and nature of such disclosure. No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of all parties prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Buyer's parent's obligation to comply with applicable securities laws and stock market regulations.

4.4      Reasonable Efforts: Subject to the terms and conditions provided in
         ------------------
         this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

4.5      Notification of Certain Matters: Seller shall give prompt notice to
         -------------------------------
         Buyer, and Buyer shall give prompt notice to Seller, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any party, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing except as contemplated by this Agreement, and (b) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
         Section 4.5 shall not limit or otherwise affect any remedies available to the party receiving such notice.

4.6      Taxes: The parties understand and agree that the transaction
         -----
         contemplated hereby is intended to be a tax-free exchange of shares as described in the Internal Revenue Code.


SECTION 5. CONDITIONS TO THE CLOSING
------------------------------------

5.1      Conditions to Obligations of Each Party: The respective obligations of
         ---------------------------------------
         each party to this Agreement to effect the transactions provided for herein shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a)      Director and/or Stockholder Approval: Director and/or
                  ------------------------------------
                  Stockholder approval shall have been obtained;

         (b)      No Injunctions or Restraints; Illegality: No temporary
                  ----------------------------------------
                  restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions provided for herein shall be in effect;

         (c)      Regulatory Approvals and Third Party Consents: All
                  ---------------------------------------------
                  governmental and third party consents, orders and approvals legally required for the consummation of the transactions provided for herein shall have been obtained and be in effect as of the Closing;

5.2      Additional Conditions to the Obligations of Buyer: The obligations of
         -------------------------------------------------
         Buyer to effect the transactions provided for herein are subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by Buyer:

         (a) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date, except for changes contemplated by this Agreement and except in all cases for such breaches of, inaccuracies in or omissions from such representations and warranties that do not have a Material Adverse Effect.

         (b) Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) The exclusive license granted to WTF by Seller shall be in full force and effect in accordance with its terms as of the Closing Date.

5.3      Additional Conditions to the Obligations of Seller: The obligations of
         --------------------------------------------------
         Seller to effect the transactions provided for herein are subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by Seller:

         (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date, except for changes contemplated by this Agreement and except in all cases for such breaches of, inaccuracies in or omissions from such representations and warranties that do not have a Material Adverse Effect.

         (b) Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.


SECTION 6. TERMINATION, AMENDMENT, AND WAIVER
---------------------------------------------

6.1      Termination: This Agreement may be terminated and the transaction
         -----------
         abandoned at any time prior to the Closing:

         (a)      By mutual consent of the parties;

         (b) By either party if: (i) the Closing has not occurred by February 15, 2000 (provided that the right to terminate this Agreement under this clause 6.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the transactions provided for herein; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions provided for herein by any governmental entity that would make consummation of the transactions provided for herein illegal;

         (c) By either party if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions provided for herein by any governmental entity, which would: (i) prohibit Buyer's ownership of the WTF Stock; (ii) prohibit Seller's ownership of the Buyer Stock; or (iii) compel Buyer to dispose of or hold separate, as a result of the Acquisition, any material portion of the business or assets of WTF.

         Where action is taken to terminate this Agreement pursuant to this
         Section 6.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

6.2      Effect of Termination: In the event of termination of this Agreement as
         ---------------------
         provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either party or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination.

6.4      Amendment: Except as is otherwise required by applicable law, this
         ---------
         Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

6.5      Extension; Waiver: At any time prior to the Closing, either party may,
         -----------------
         to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

SECTION 7. INDEMNIFICATION
--------------------------

7.1      Survival of Representations and Warranties: All of the representations
         ------------------------------------------
         and warranties of Seller and Buyer contained in this Agreement shall survive the Closing Date for a period of twelve (12) months after which they shall expire and be of no further force or effect.

7.2      Seller's Indemnification: Seller hereby agrees to indemnify and hold
         ------------------------
         harmless Buyer, including its affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable from Buyer in any forum, by reason of:

         (a) The breach in any material respect of any representation or warranty of Seller contained in or made pursuant to this Agreement;

         (b) A material breach in any covenant or agreement of Seller contained in this Agreement;

7.3      Buyer's Indemnification: Buyer hereby agrees to indemnify and hold
         -----------------------
         harmless Seller, including its affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable from Seller in any forum, by reason of:

         (a) The breach in any material respect of any representation or warranty of Buyer contained in or made pursuant to this Agreement;

         (b) A material breach in any covenant or agreement of Buyer contained in this Agreement;


SECTION 8.  GENERAL PROVISIONS
------------------------------

8.1      Non-Survival of Representations and Warranties: Except as explicitly
         ----------------------------------------------
         set forth in this Agreement, the representations and warranties set forth in this Agreement shall not survive beyond the Closing.

8.2      Notices: All notices and other communications hereunder shall be in
         -------
         writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) three (3) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one (1) business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Buyer, to:

                           OrbitTravel.com, Inc.
                           One Union Square South, No. 10-J
                           New York NY 10003
                           Attention:  Joseph Cellura, Chairman & CEO

         if to Seller, to:

                           Wilhelmina Artist Management, LLC
                           300 Park Avenue South
                           2nd Floor
                           New York, NY 10010
                           Attention: Dieter Esch, Managing Member

8.3      Interpretation: The words "include," "includes" and "including" when
         --------------             -------    --------       ---------
         used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be
          ------------------             ---------
         deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

8.4      Counterparts: This Agreement may be executed in one or more
         ------------
         counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Execution of this Agreement via facsimile shall have the same force of authority as an original signature.

8.5      Entire Agreement: This Agreement, the schedules and Exhibits hereto,
         ----------------
         and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and
         (b) are not intended to confer upon any other person any rights or remedies hereunder.

8.6      Severability: In the event that any provision of this Agreement or the
         ------------
         application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted in such a manner so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7      Other Remedies: Except as otherwise provided herein, any and all
         --------------
         remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.8      Specific Performance: The parties hereto agree that irreparable damage
         --------------------
         would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this remedy being in addition to any other remedy to which they are entitled at law or in equity.

8.9      Governing Law: This Agreement shall be governed by and construed in
         -------------
         accordance with the laws of the State of New York, regardless of the conflicts of law principles thereof. Each of the parties hereto consents to the exclusive jurisdiction of the courts of the State of New York, and any federal court sitting in the Southern District of the State of New York, and that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to the laying of venue in such jurisdiction and such process.

8.10     Assignment: No party may assign either this Agreement or any of its
         ----------
         rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.11     Absence of Third Party Beneficiary Rights: No provisions of this
         -----------------------------------------
         Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be signed by their duly authorized respective officers, as of the date first written above.

ORBITTRAVEL.COM, INC.



By:    /s/ Joseph R. Cellura
   -----------------------------------------
       Joseph R. Cellura
       Chairman and CEO


WILHELMINA ARTIST MANAGEMENT, LLC



By:    /s/ D. Esch
   -----------------------------------------

Print: Dieter Esch
       -------------------------------------

Title: President
       -------------------------------------